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                             INTERCREDITOR AGREEMENT

                            dated as of March 1, 2004

                                 by and between

                             WELLS FARGO BANK, N.A.,
                      as Note Collateral Agent and Trustee

                                       and

                           WELLS FARGO FOOTHILL, INC.,
                             as Loan Agreement Agent

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                             INTERCREDITOR AGREEMENT

                  This INTERCREDITOR AGREEMENT, dated as of March 1, 2004 (as the same may be amended, modified, restated or supplemented from time to time, this "Agreement"), is by and between: (i) WELLS FARGO BANK, N.A., as "Trustee" under the Indenture (as defined below) for the benefit of the Holders from time to time of the Note Obligations (as defined below) (in such capacity, and together with any successor thereto in such capacity, the "Note Collateral Agent" or the "Trustee"), and (ii) WELLS FARGO FOOTHILL, INC., as "Administrative Agent" under the Loan Agreement (as defined below) for the benefit of the holders from time to time of the Priority Lien Obligations (as defined below) (in such capacity, and together with any successor thereto in such capacity, the "Loan Agreement Agent").

                                    RECITALS

                  WHEREAS, pursuant to that certain Loan and Security Agreement, dated as of even date herewith, entered into by AMERCO, a Nevada corporation ("AMERCO"), each of its subsidiaries party thereto as "Borrowers" (together with AMERCO, the "Borrowers" and each a "Borrower"), the Lenders (as defined below) party thereto and the Loan Agreement Agent (such loan and security agreement, as amended, restated, modified, supplemented or renewed (the "Loan Agreement") or as refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time pursuant to a Permitted Refinancing, the "Replacement Loan Agreement"), the Borrowers and the Guarantors (as defined in the Loan Agreement) (collectively, the "Grantors") have entered into, and may in the future enter into, the Priority Lien Security Documents pursuant to which the Grantors have granted, or will grant, the Loan Agreement Agent a first priority security interest in the Collateral; and

                  WHEREAS, pursuant to that certain Indenture, dated of even date herewith (as the same may be amended, restated, modified, supplemented, renewed, refunded, replaced or refinanced from time to time, the "Indenture"), by and among AMERCO, the Guarantors (as defined in the Indenture) and the Note Collateral Agent, the Grantors have entered into, or may in the future enter into, the Note Security Documents pursuant to which the Grantors have granted, or will grant, the Note Collateral Agent a security interest in the Collateral, which security interest is subordinate to the security interest of the Priority Liens; and

                  WHEREAS, pursuant to Section 11.05 of the Indenture, by acceptance of its Notes, each Holder has agreed to be bound by this Agreement; and

                  WHEREAS, the parties hereto desire to enter into this Agreement to confirm their relative rights with respect to the Collateral as provided in this Agreement;

                  NOW THEREFORE, in consideration of the premises, covenants and agreements as herein set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

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                                   AGREEMENT

                                   ARTICLE 1.
                                  DEFINITIONS

                  For purposes of this Agreement, the terms listed in this
Article 1 shall have the respective meanings set forth in this Article 1:

                  "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise.

                  "Agreement" has the meaning specified in the preamble hereof.

                  "AMERCO" has the meaning specified in the recitals hereof.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                  "Borrowers" and "Borrower" have the respective meanings set forth in the recitals hereof.

                  "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the State of California.

                  "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the 2 highest ratings obtainable from either Standard & Poor's Rating Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's, (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) demand deposit accounts maintained with any bank organized under the laws of the United States of America or any state thereof so long as the amount maintained with any individual bank is less than or equal to $100,000 and is insured by the Federal Deposit Insurance Corporation, and (f) investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above.

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                  "Collateral" means all present and future properties and
assets of AMERCO or any other Grantor upon which a security interest is granted to secure the Priority Lien Obligations and/or the Note Obligations pursuant to the Priority Lien Security Documents and the Note Security Documents, respectively.

                  "Credit Bid Rights" means, in respect of any order relating to a sale of assets in any Insolvency or Liquidation Proceeding, that:

                  (1) such order grants the Holders of Notes (individually and in any combination) the right to bid at the sale of such assets and the right to offset such Holders' claims secured by Note Liens upon such assets against the purchase price of such assets if:

                           (a) the bid of such Holders is the highest bid or otherwise determined by the court to be the best offer at the sale; and

                           (b) the bid of such Holders includes a cash purchase price component payable at the closing of the sale in an amount that would be sufficient on the date of the closing of the sale, if such amount were applied to such payment on such date, to Discharge all unpaid Priority Lien Obligations (except Unasserted Contingent Obligations) and to satisfy all liens entitled to priority over the Priority Liens that attach to the proceeds of the sale, and such order requires or permits such amount to be so applied; and

                  (2) such order allows the claims of the Holders of Notes in such Insolvency or Liquidation Proceeding to the extent required for the grant of such rights.

                  "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be, as applicable, a Loan Agreement Event of Default or a Note Event of Default.

                  "Default Notice" has the meaning specified in Section 3.3(b) hereof.

                  "Discharge of the Priority Lien Obligations" means termination of all commitments to extend credit under the Loan Agreement or the Replacement Loan Agreement that would constitute Priority Lien Debt, payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt (except undrawn letters of credit), discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Priority Lien Document) of all letters of credit outstanding under any Priority Lien Debt, and payment in full in cash of all other Priority Lien Obligations (except Unasserted Contingent Obligations) that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash. "Discharge" and "Discharged" shall have the correlative meaning.

                  "Enforcement Action" means the exercise of any right or remedy with respect to any Collateral (including any right of set-off) or the taking of any action to enforce, collect or realize upon any Collateral, including, without limitation, the exercise of any right, remedy or action to:

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                  (1) take possession of or control over any Collateral (other than the Pledged Collateral);

                  (2) exercise any collection rights in respect of any Collateral or retain any proceeds of accounts and other obligations receivable paid to it directly by any account debtor;

                  (3) exercise any right of set-off against any property subject to any Priority Lien;

                  (4) foreclose upon any Collateral or take or accept any transfer of title in lieu of foreclosure upon any Collateral;

                  (5) enforce any claim to the proceeds of insurance upon any Collateral;

                  (6) deliver any notice, claim or demand relating to the Collateral to any Person (including any securities intermediary, depositary bank or landlord) in the possession or control of any Collateral or acting as bailee, custodian or agent for any holder of Priority Liens in respect of any Collateral;

                  (7) otherwise enforce any remedy available upon default for the enforcement of any Lien upon the Collateral;

                  (8) deliver any notice for any of the foregoing purposes or commence any proceeding for any of the foregoing purposes; or

                  (9) file, or join in the filing of, any Insolvency or Liquidation Proceeding or seek relief in any Insolvency or Liquidation Proceeding permitting it to do any of the foregoing.

                  "Event of Default" means either a Loan Agreement Event of Default or a Note Event of Default.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America, consistently applied.

                  "Grantors" has the meaning specified in the recitals hereof.

                  "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

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                  "Hedge Agreement" means any and all agreements, or documents now existing or hereafter entered into by any Grantor that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging any Grantor's exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

                  "Holder" means a Person in whose name a Note is registered.

                  "Indebtedness" means (a) all obligations for borrowed money,
(b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products,
(c) all obligations as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed,
(e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations under Hedge Agreements, and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f) above.

                  "Indenture" has the meaning specified in the recitals hereof.

                  "Insolvency or Liquidation Proceeding" means:

                  (1) any case commenced by or against any Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Grantor, any receivership or assignment for the benefit of creditors relating to any Grantor or any similar case or proceeding relative to any Grantor or its creditors, as such, in each case whether or not voluntary;

                  (2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

                  (3) any other proceeding of any type or nature in which substantially all claims of creditors of any Grantor are determined and any payment or distribution is or may be made on account of such claims.

                  "Lenders" means, at any time, the parties then holding (or committed to provide) loans, letters of credit or other extensions of credit or obligations that constitute (or when provided will constitute) Priority Lien Obligations.

                  "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest shall be based on the common law, statute, or contract, (b) such interest shall be recorded or perfected, and (c) such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, without limiting the generality of

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the foregoing, the term "Lien" includes the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting estates or interests in real property.

                  "Loan Agreement" has the meaning specified in the recitals hereof.

                  "Loan Agreement Agent" has the meaning specified in the preamble hereof.

                  "Loan Agreement Event of Default" has the meaning specified in
Section 8 of the Loan Agreement or, if applicable, the comparable section of the Replacement Loan Agreement.

                  "Net Proceeds" means, with respect to any asset disposition by AMERCO or any other Grantor or any proceeds from casualty insurance received by AMERCO or any other Grantor or any issuance by AMERCO or any other Grantor of Stock, the aggregate amount of cash or Cash Equivalents received for such assets or Stock, net of (a) reasonable and customary transaction costs and expenses,
(b) transfer taxes (including sales and use taxes), (c) amounts payable to holders of applicable Permitted Liens (as defined in the Loan Agreement or the Replacement Loan Agreement) to the extent that such Permitted Liens (as defined in the Loan Agreement or the Replacement Loan Agreement), if any, are senior in priority to the Priority Liens, (d) an appropriate reserve for income taxes in accordance with GAAP, and (e) appropriate amounts to be provided as a reserve against liabilities or otherwise held in escrow in association with any such disposition, in each case clauses (a) though (e) to the extent the amounts so deducted are properly attributable to such transaction and payable (or reserved) by AMERCO or any other Grantor in connection with such disposition or loss or the issuance of Stock, including, without limitation, reasonable and customary commissions and underwriting discounts, to a Person that is not an Affiliate of AMERCO or such other Grantor.

                  "Note Collateral Agent" has the meaning specified in the preamble hereof.

                  "Note Debt" means the $200,000,000 aggregate principal amount of the Notes issued under the Indenture on the date of the Indenture and all other Obligations in respect thereof.

                  "Note Documents" means, collectively, the Indenture, the Notes, the Note Guarantees, the Note Purchase Agreement, the Registration Rights Agreement, the Note Security Documents, this Agreement and all agreements binding on any Grantor related thereto.

                  "Note Event of Default" has the meaning specified in Section
6.01 of the Indenture.

                  "Note Guarantees" means, collectively, each Guarantee by a Grantor (other than AMERCO) of the Note Obligations.

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                  "Note Lien" means a Lien granted pursuant to a Note Security
Document by any Grantor to the Note Collateral Agent (or any other Holder, or representative of Holders, of Note Obligations) upon any property or assets of such Grantor to secure Note Obligations.

                  "Note Obligations" means Note Debt and all other Obligations in respect thereof, including, without limitation, any fees, indemnification or reimbursement obligations owing to the Holders, the Trustee or the Note Collateral Agent under the Note Documents.

                  "Note Purchase Agreement" means the Note Purchase Agreement, dated as of March 1, 2004, among AMERCO, the guarantors party thereto and certain Holders of Notes.

                  "Note Security Documents" means the Indenture and one or more related security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, control agreements, deeds of trust or other grants or transfers for security executed and delivered by any Grantor creating (or purporting to create) a Note Lien upon Collateral in favor of any Holder or Holders of Note Debt, or any trustee, agent or representative acting for any such Holder, including, without limitation, the Note Collateral Agent, as security for any Note Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

                  "Notes" means the 9.0% Second Lien Senior Secured Notes due 2009.

                  "Obligations" means:

                  (1) any principal (including reimbursement obligations with respect to letters of credit whether or not drawings have been made thereon), interest (including any interest accruing at the then applicable rate provided in any applicable Secured Debt Document after the maturity of the Indebtedness thereunder or during the existence of an Event of Default and any reimbursement obligations therein and interest accruing at the then applicable rate provided in any applicable Secured Debt Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the Secured Debt Documents (including any fees and expenses accruing after the filing of a petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding);

                  (2) the obligation to pay an amount equal to all damages that a court shall determine any holder of the applicable Secured Debt has suffered by reason of a breach by the applicable obligor thereunder of any obligation, covenant or undertaking with respect to any applicable Secured Debt Document;

                  (3) any net obligations of the obligor under any applicable Secured Debt Document to any holder of Secured Debt (or any representative on its behalf) or any Affiliate thereof under any interest hedge agreement or foreign exchange agreement; and

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                  (4)      all other "Obligations" (as defined in the Loan
         Agreement, the Replacement Loan Agreement and the Indenture, as applicable).

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

                  "Officers' Certificate" means a certificate signed on behalf of AMERCO by two Officers of AMERCO, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of AMERCO.

                  "Opinion of Counsel" means an opinion in a form reasonably satisfactory to the Trustee from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to AMERCO, any Subsidiary of AMERCO or the Trustee.

                  "Permitted Refinancing" means any refinancing of the Priority Lien Debt provided that: (a) the documents effecting such refinancing do not directly prohibit the making of payments on the Note Debt; and (b) the senior lenders party to such Permitted Refinancing become parties to this Agreement or execute an agreement with the Holders of Note Obligations on substantially identical terms as this Agreement.

                  "Person" means any natural person, corporation, limited liability company, limited partnership, general partnership, limited liability partnership, joint venture, trust, land trust, business trust, or other organization, irrespective of whether it is a legal entity, and any government and agency or political subdivision thereof.

                  "Pledged Collateral" means any tangible property in the possession of the Priority Lien Collateral Agent (or its agents or bailees) in which a security interest is perfected by such possession, including, without limitation, any investment property, cash collateral account, deposit account, electronic chattel paper or letter of credit rights or other Collateral as to which the Priority Lien Collateral Agent (or its agents or bailees) has control and in which a security interest is perfected by such control. For purposes of this Agreement, the terms "investment property", "deposit account", "electronic chattel paper" and "letter of credit rights" shall have the meanings given such terms in the New York Uniform Commercial Code, as in effect on the date hereof.

                  "Priority Lien" means a Lien granted pursuant to a Priority Lien Security Document by any Grantor to Priority Lien Collateral Agent or to any holder, or representative of holders, of Priority Lien Obligations upon any property or assets of such Grantor to secure Priority Lien Obligations; and "Priority Liens" means, collectively, all such Liens.

                  "Priority Lien Collateral Agent" means the Loan Agreement Agent or, after all Priority Lien Obligations in respect of the Loan Agreement have been Discharged, if applicable, the Replacement Loan Agreement Agent.

                  "Priority Lien Debt" means the principal amount of any Indebtedness incurred under the Loan Agreement or the Replacement Loan Agreement and all other Obligations in

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respect thereof, including, without limitation, any such Indebtedness incurred in any Insolvency or Liquidation Proceeding; provided that the principal amount of such Indebtedness under the Loan Agreement or the Replacement Loan Agreement constituting Priority Lien Debt shall at no time exceed $575,000,000 less mandatory permanent prepayments and permanent reductions in the Revolving Commitment (as defined in the Loan Agreement or Replacement Loan Agreement) plus advances made pursuant to the Loan Agreement or Replacement Loan Agreement to pay expenses of the Lenders (including expenses accruing after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for post-filing or post-petition expenses is allowed in such proceeding), advances made to protect or preserve the Collateral, advances made to pay interest (including interest accruing under Section 2.6(c) of the Loan Agreement or a comparable section of the Replacement Loan Agreement and interest accruing after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and advances made pursuant to the Loan Agreement or the Replacement Loan Agreement to pay fees under the Loan Agreement or the Replacement Loan Agreement (including fees accruing after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for post-filing or post-petition fees are allowed in such proceeding).

                  "Priority Lien Documents" means the Loan Agreement or the Replacement Loan Agreement and the Priority Lien Security Documents and all other agreements governing, securing or relating to any Priority Lien Obligations.

                  "Priority Lien Obligations" means the Priority Lien Debt and all other Obligations of any Grantor in respect thereof under the Priority Lien Documents.

                  "Priority Lien Security Documents" means the Loan Agreement or the Replacement Loan Agreement and one or more related security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust or other grants or transfers for security executed and delivered by any Grantor creating (or purporting to create) a Lien upon Collateral in favor of any holder or holders of Priority Lien Debt, or any trustee, agent or representative acting for any such holders, including, without limitation, the Priority Lien Collateral Agent, as security for any Priority Lien Obligations, in each case, as amended, modified, renewed, restated or replaced in whole or in part, from time to time, in accordance with its terms.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated as of March 1, 2004 between AMERCO and certain Holders of Notes party thereto.

                  "Replacement Loan Agreement" has the meaning specified in the recitals hereto.

                  "Replacement Loan Agreement Agent" means the Person who becomes the "Administrative Agent" under any loan agreement entered into pursuant to a Permitted Refinancing.

                  "Secured Debt" means Note Debt and Priority Lien Debt.

                  "Secured Debt Document" means the Note Documents and the Priority Lien Documents.

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                  "Standstill Period" means a period of time commencing on the date of delivery of a Default Notice and ending on the earlier of:

                  (1) the date 180 days following the date of such Default Notice or, if there has occurred a Standstill Period or Standstill Periods within the immediately preceding 365 day period, the date 180 days (less the number of days in the portion of any Standstill Period occurring during the immediately preceding 365 day period) following the date of such Default Notice, or

                  (2) the date the Note Event of Default which is the subject of such Default Notice has been cured or waived in writing by the Trustee or the Holders.

                  "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the United States Securities and Exchange Commission (and any successor thereto) under the Securities Exchange Act of 1934, as in effect from time to time).

                  "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity; provided, however, that, except for purposes of Section 3.8 hereof, the following entities shall not be deemed to be Subsidiaries of any Grantor hereunder: (1) Private Mini Storage Realty, L.P., a Texas limited partnership;
(2) PM Preferred Properties, L.P., a Texas limited partnership; (3) SAC Holding Corporation, a Nevada corporation, SAC Holding II Corporation, a Nevada corporation, Montreal Holding Corporation, a Nevada corporation, and each of their respective subsidiaries, whether now existing or hereafter formed; (4) Self-Storage International Holding Corporation, a Nevada corporation, and any subsidiary thereof, whether now existing or hereafter formed; (5) Republic Western Insurance Company, an Arizona corporation, and each of its subsidiaries;
(6) Oxford Life Insurance Company, an Arizona corporation, and each of its subsidiaries; (7) Storage Realty, L.L.C., a Texas limited liability company; (8) INW Company, a Washington corporation; (9) EJOS, Inc., an Arizona corporation;
(10) Japal, Inc., a Nevada corporation; (11) M.V.S., Inc., a Nevada corporation;
(12) Pafran, Inc., a Nevada corporation; (13) Sophmar, Inc., a Nevada corporation; (14) Picacho Peak Investments Co., a Nevada corporation; and (15) any subsidiary of AMERCO formed under the laws of a jurisdiction outside of the United States and Canada.

                  "Trustee" has the meaning specified in the recitals hereof.

                  "Unassorted Contingent Obligations" means, at any time, Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (except (i) the principal of and interest and premium (if any) on, and fees relating to, any Indebtedness, (ii) contingent obligations to reimburse the issuer of an outstanding letter of credit for amounts that may be drawn or paid thereunder and (iii) any such contingent claims or demands as to which the

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Priority Lien Collateral Agent or any holder of Priority Lien Obligations has then notified AMERCO) in respect of which no claim or demand for payment has been made at such time.

                                   ARTICLE 2.
                         REPRESENTATIONS AND WARRANTIES

         Section 2.1 Representations and Warranties of Note Collateral Agent. The Note Collateral Agent represents, warrants, acknowledges and agrees on behalf of itself and any Holders of the Note Obligations on the date hereof that
(1) it is authorized to enter into this Agreement on behalf of itself and each Holder of Note Obligations, (2) it has the corporate power and authority and the legal right to execute and deliver and perform its obligations under this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement, and (3) this Agreement constitutes a legal, valid and binding obligation of the Note Collateral Agent.

         Section 2.2 Representations and Warranties of Loan Agreement Agent. The Loan Agreement Agent represents, warrants, acknowledges and agrees on behalf of itself and the Lenders under the Loan Agreement on the date hereof that (1) it is authorized to enter into this Agreement on behalf of itself and such Lenders,
(2) it has the corporate power and authority and the legal right to execute and deliver and perform its obligations under this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement, and (3) this Agreement constitutes a legal, valid and binding obligation of the Loan Agreement Agent.

                                   ARTICLE 3.
                             INTERCREDITOR RELATIONS

         Section 3.1 Agreement for the Benefit of Holders of Priority Liens. The Trustee and the Note Collateral Agent agree, and each Holder of Notes by accepting a Note agrees, that, so long as any Priority Lien Obligations exist that have not been Discharged, (1) the Note Liens are, to the extent and in the manner provided in this Article 3, junior and subordinate in ranking to all Priority Liens, whenever granted or attaching, upon any present or future Collateral, (2) the Priority Liens, whenever granted or attaching, upon any present or future Collateral, will be prior and senior to the Note Liens, (3) they will not at any time contest the validity, perfection, priority or enforceability of the Priority Lien Obligations, the Priority Liens or the Priority Lien Documents or the Liens and security interests of the Priority Lien Collateral Agent in the Collateral securing the Priority Lien Obligations and
(4) they will not take or assert any Lien on, or security interest in, any assets of any Grantor or any Affiliate of a Grantor to secure the Note Obligations unless the Priority Lien Collateral Agent also has a superior Lien on, and security interest in, such assets to secure the Priority Lien Obligations.

         Section 3.2 Ranking. Notwithstanding (a) anything to the contrary contained in the Note Security Documents, (b) the time of incurrence of any Secured Debt, (c) the time, order or method of attachment of the Note Liens or the Priority Liens, (d) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral, (e) the time of taking possession or control over any Collateral,
(f) the rules for determining priority under the Uniform Commercial Code or any other law governing relative priorities of secured creditors, (g) that any Priority Lien may not have been perfected, (h) that any Priority Lien may be or have become subordinated, by equitable subordination or otherwise, to any other Lien, or (i) any other circumstance of any kind or nature whatsoever, whether similar or dissimilar to any of the foregoing, so long as any Priority Lien Obligations exist that have not been Discharged, the Note Liens will in all circumstances be junior and subordinate in ranking to all Priority Liens, whenever granted, upon any present or future Collateral, and the Priority Liens, whenever granted, upon any present or future Collateral to the extent the Priority Liens secure the Priority Lien Obligations will be prior and superior to the Note Liens.

         Section 3.3 Restriction on Enforcement of Note Liens.

                  (a) Subject to clauses (1) through (4) below, Section 3.3(b) and Section 3.14, so long as any Priority Lien Obligations exist that have not been Discharged, the holders of Priority Liens will have the exclusive right to enforce, foreclose, collect or realize upon any Collateral consistent with the provisions of the Priority Lien Security Documents and applicable law; provided, however, that, prior to or concurrent with the taking of any such Enforcement Action, the Priority Lien Collateral Agent shall endeavor to deliver written notice to the Note Collateral Agent that such Enforcement Action has been commenced, provided that the Priority Lien Collateral Agent shall have no liability to the Holders for failure to give any notice which is not otherwise expressly required by applicable law, and the failure to give any notice to the Note Collateral Agent or the Holders shall not constitute a default under this Agreement or render ineffective any provision of this Agreement. The Trustee and the Holders of Notes will not authorize or instruct the Note Collateral Agent, and the Note Collateral Agent will not, and will not authorize or direct any Person acting for it, the Trustee or any Holder of Note Obligations, to take any Enforcement Action, except that, in any event, any Enforcement Action may be taken, authorized or instructed by the Note Collateral Agent:

                           (1) as necessary to perfect, or maintain the perfection or priority of, a Lien upon any Collateral by any method of perfection except through possession or control; provided, however, that, in the event that the Priority Lien Collateral Agent, after written notice from the Trustee or the Note Collateral Agent to do so, fails to perfect its Priority Liens against any Collateral for which possession or control is required in order to perfect such Liens, then the Note Collateral Agent may take control or possession of such Collateral in order to perfect its Lien in accordance with applicable law, provided, further, that the Note Collateral Agent shall also hold any such Collateral for the benefit of the Priority Lien Collateral Agent and the Lenders consistent with Article 3 hereof;

                           (2) as necessary to prove, preserve or protect (but not enforce) the Note Liens, in each case, subject to the provisions of the Note Security Documents;

                           (3) with respect to any filing by any Person of an Insolvency or Liquidation Proceeding, the filing of any claim in or the taking of any other action not inconsistent with the express provisions of this Agreement, required by applicable law with respect to such Insolvency or Liquidation Proceeding, including filing any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleadings (i) in order to prevent any Person (other than the Priority Lien Collateral Agent or Lenders) from seeking to foreclose on the Collateral or to supersede any claim thereto of the Holders of the Note Obligations, the Trustee or the Note Collateral Agent or (ii) in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Holders of the Note Obligations, the Trustee or the Note Collateral Agent; or

                           (4) to exercise Credit Bid Rights with respect to the Note Debt at any sale or foreclosure of Collateral.

                  (b) If a Note Event of Default has occurred under the Indenture and the Holders of Note Obligations have accelerated or demanded payment of the Note Obligations or delivered written notice to AMERCO that a Note Event of Default based on AMERCO's failure to make a payment of principal or interest as and when due has occurred and is continuing in accordance with the terms of the Indenture, the Note Collateral Agent may give the Priority Lien Collateral Agent written notice (each, a "Default Notice") thereof, specifying the nature of the Note Event of Default in reasonable detail, and the Priority Lien Collateral Agent's receipt of which shall commence a Standstill Period as against the Note Collateral Agent. If the Note Event of Default is continuing at the expiration of the Standstill Period, and if the Priority Lien Collateral Agent has not, prior to the expiration of such Standstill Period, notified the Note Collateral Agent that the Priority Lien Collateral Agent has commenced and is diligently and in good faith pursuing one or more Enforcement Actions, then (and only then), upon an additional written notice to the Priority Lien Collateral Agent, the Note Collateral Agent may, subject to the Lien priority set forth in this Agreement and prior application of the proceeds of the Collateral (less the Note Collateral Agent's reasonable expenses, if any, in obtaining such proceeds) to the Priority Lien Obligations, as provided herein, take one or more Enforcement Actions.

                  (c) None of the rights and remedies otherwise available to the holders of Priority Liens in respect of the foreclosure or other enforcement of Priority Liens and none of the other rights and remedies of the holders of Priority Liens and Priority Lien Obligations under the Priority Lien Documents will be impaired, restricted or affected by this Article 3 or any actions taken by the holders of Priority Liens hereunder which are not in violation of the terms of this Agreement.

                  (d) At any time any Priority Lien Obligations exist that have not been Discharged:

                           (1) the Priority Lien Collateral Agent will have the sole right to adjust settlement of all insurance claims and condemnation awards in the event of any covered loss, theft, destruction or condemnation of any Collateral and all claims under insurance constituting Collateral, subject to the terms of the Priority Lien Security Documents;

                           (2) all proceeds of insurance on or constituting Collateral and all condemnation awards resulting from a taking of any Collateral will inure to the benefit of, and will be paid to, the holders of the Priority Liens; and

                           (3) the Note Collateral Agent will cooperate, if necessary and as reasonably requested by the Priority Lien Collateral Agent, in effecting the payment of insurance proceeds to the Priority Lien Collateral Agent. If the Note Collateral Agent unreasonably fails to do so, each of the Priority Lien Collateral Agent and the holder of any Priority Lien is hereby irrevocably authorized and empowered, with full power of substitution, to execute and deliver any documents or instruments in the name of the Note Collateral Agent reasonably required to effect the payment of insurance proceeds to the Priority Lien Collateral Agent.

                  (e) Subject to Section 3.14, so long as there are any Priority Lien Obligations existing that have not been Discharged, none of the Holders of Notes, the Trustee or the Note Collateral Agent will:

                           (1) request judicial relief, in an Insolvency or Liquidation Proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the holders of Priority Liens in respect of Priority Liens or that would limit, invalidate, avoid or set aside any Priority Lien or Priority Lien Security Document or subordinate the Priority Liens to the Note Liens or grant the Priority Liens equal ranking to the Note Liens;

                           (2) oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of Priority Liens made by any holder of Priority Liens in any Insolvency or Liquidation Proceeding;

                           (3) oppose or otherwise contest any lawful exercise by any holder of Priority Liens of the right to credit bid Priority Lien Debt at any sale in foreclosure of Priority Liens;

                           (4) oppose or otherwise contest any other request for judicial relief made in any court by any holder of Priority Liens relating to the lawful enforcement of any Priority Lien;

                           (5) request relief from the automatic stay in any Insolvency or Liquidation Proceeding; or

                           (6) challenge the enforceability, perfection or the validity of the Priority Lien Obligations or the Priority Liens.

         Section 3.4 Receipt of Payments by Trustee, Note Collateral Agent or Noteholders.

                  (a) Payments of money (or Cash Equivalents) constituting proceeds of property other than Collateral, received by the Trustee, the Note Collateral Agent or any Holder of Note Obligations, shall not be governed by or subject to the provisions of this Agreement and any such payment may be retained to be applied in accordance with the terms of the Indenture.

                  (b) Except for payments received pursuant to Section 3.4(c) hereof, payments of money (or Cash Equivalents) constituting proceeds of Collateral made by any Grantor to the Trustee, the Note Collateral Agent, or any Holder of Note Obligations (including, without limitation, payments and prepayments made for application to Note Obligations under the Indenture, or any other Note Documents) at any time when any Priority Lien Obligations exist that have not been Discharged shall not be subject to the provisions of this Agreement or otherwise affected by the provisions of Article 3 (other than Section 3.10) hereof, and any such permitted payments received by the Trustee, the Note Collateral Agent or the Holders of Note Obligations shall be free from the Priority Liens and all other Liens thereon except the Note Liens.

                  (c) Payments of money (or Cash Equivalents) constituting proceeds of Collateral made by any Grantor to the Trustee, the Note Collateral Agent or any Holder of Note Obligations (including, without limitation, payments and prepayments made for application to Note Obligations under the Indenture or any other Note Documents) at any time when the Priority Lien Obligations exist that have not been Discharged, and after either (i) the commencement of any Insolvency or Liquidation Proceeding; or (ii) the Trustee or the Note Collateral Agent has received written notice from the Priority Lien Collateral Agent stating that a Loan Agreement Event of Default has occurred and is continuing and the Priority Lien Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise), shall be held by the Trustee or the Note Collateral Agent for the account of the holder of Priority Liens and remitted to the Priority Lien Collateral Agent upon demand by the Priority Lien Collateral Agent. To the extent provided by applicable law, the Note Liens will remain attached to and, subject to this Article 3, enforceable against all proceeds so held or remitted.

         Section 3.5 Insolvency or Liquidation Proceedings.

                  (a) The provisions of this Article 3 will be applicable both before and after the filing of any petition by or against any Grantor under any insolvency or Bankruptcy Law and all converted or succeeding cases in respect thereof, and all references herein to any Grantor shall be deemed to apply to the trustee for such Grantor and such Grantor as a debtor-in-possession. The relative rights of holders of Secured Debt in or to any distributions from or in respect of any Collateral or proceeds of Collateral shall continue after the filing of such petition on the same basis as prior to the date of such filing, subject to any court order approving the financing of, or use of cash collateral by, any Grantor as debtor-in-possession. If, in any Insolvency or Liquidation Proceeding and at any time any Priority Lien Obligations exist that have not been Discharged, all of the Lenders (or such number of the Lenders as may have the power to bind all of them):

                           (1) consent to any order for use of cash collateral or agree to the extension of any Priority Lien Debt (including, without limitation, any debtor-in- possession financing) to any Grantor;

                           (2) consent to any order granting any priming lien, replacement lien, cash payment or other relief on account of Priority Lien Obligations as adequate protection (or its equivalent) for the interests of the holders of Priority Liens in the property subject to such Priority Liens;

                           (3) consent to any order approving post-petition financing pursuant to Section 364 of the United States Bankruptcy Code (including, without limitation, any "roll-up" of Priority Lien Obligations); or

                           (4) consent to any order relating to a sale of assets of any Grantor that:

                                    (i)      provides, to the extent the sale is
                  to be free and clear of Liens, that all Priority Liens and Note Liens shall attach to the proceeds of the sale; and

                                    (ii)     grants Credit Bid Rights to the
                  Holders of Notes to the extent the Note Collateral Agent is not prohibited from receiving Credit Bid Rights under applicable law,

then, the Holders of Notes, the Trustee and the Note Collateral Agent will not oppose or otherwise contest the entry of such order.

                  (b) The Holders of Notes, the Trustee and the Note Collateral Agent will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection or for relief from the automatic stay (in each case, or any comparable request for relief) based upon their interests in the Collateral under the Note Liens, except that:

                           (1) they, or any of them, may freely seek and obtain relief granting a junior lien co-extensive in all respects with, but subordinated (as set forth in this Article 3) in all respects to, all Liens granted in such Insolvency or Liquidation Proceeding to the holders of Priority Lien Obligations; or

                           (2) they may assert rights consistent with this Agreement in connection with the confirmation of any plan of reorganization or similar dispositive restructuring plan (other than to the extent such plan provides for the liquidation of assets or properties of any Grantor); and

                           (3) they may freely seek and obtain any relief upon a motion for adequate protection or for relief from the automatic stay (in each case, or any comparable relief), without any condition or restriction whatsoever, at any time when no Priority Lien Obligations exist that have not been Discharged.

                  (c) If, in any Liquidation or Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, both on account of Priority Lien Obligations and on account of the Note Obligations, then, to the extent the debt obligations distributed on account of the Priority Lien Obligations and on account of the Note Obligations are secured by Liens upon the same property, the provisions of this Article 3 will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

                  (d) The Holders of Notes, the Trustee and the Note Collateral Agent will not assert or enforce, at any time when any Priority Lien Obligations exist that have not been Discharged, any claim under Section 506(c) of the United States Bankruptcy Code senior to or on a parity with the Priority Liens for costs or expenses of preserving or disposing of any Collateral.

         Section 3.6 Release of Collateral or Note Guarantees upon Sale or Other Disposition.

                  (a) If, at any time when any Priority Lien Obligations exist that have not been Discharged, AMERCO delivers an Officers' Certificate to the Trustee and the Note Collateral Agent stating that:

                           (1) any specified Collateral, or all Stock owned by any Grantor in a Subsidiary which, directly or indirectly through another Subsidiary, owns such Collateral, is sold, transferred or otherwise disposed of:

                                             (A)      by the owner of such
Collateral to a Person other than a Grantor in a transaction permitted under both the Priority Lien Documents and the Indenture; provided, however, that the Priority Lien Collateral Agent shall remit to the Note Collateral Agent the proceeds, if any, of such disposition remaining at any time when no Priority Lien Obligations exist that have not been Discharged or as ordered by a court of competent jurisdiction; or

                                             (B)      during the existence of
any Loan Agreement Event of Default that has occurred and is continuing to the extent the Priority Lien Collateral Agent has consented to such sale; provided, however, that the Priority Lien Collateral Agent shall remit to the Note Collateral Agent the proceeds, if any, of such distribution remaining at any time when no Priority Lien Obligations exist that have not been Discharged or as ordered by a court of competent jurisdiction; and

                           (2) either all Priority Lien Obligations have been Discharged or all Priority Liens (not including the proceeds payable to the Priority Lien Collateral Agent pursuant to clause (1)(B) above), as the case may be, will be forever released and discharged upon such sale, transfer or other disposition, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Note Liens upon such Collateral (not including the proceeds payable to the Note Collateral Agent pursuant to clause (1)(B) above) will automatically be released and discharged as and when and to the extent such Liens securing Priority Lien Obligations are released and discharged.

                  (b) If, at any time when any Priority Lien Obligations exist that have not been Discharged, AMERCO delivers an Officers' Certificate to the Trustee and the Note Collateral Agent stating that:

                           (1) all or substantially all Stock owned by any Grantor in any Subsidiary (a "Sold Subsidiary") is sold, transferred or otherwise disposed of (whether directly by transfer of Stock issued by the Sold Subsidiary or indirectly by transfer of Stock of other Subsidiaries which, directly or indirectly, own Stock issued by the Sold Subsidiary):

                                             (A)      by the owner of such Stock
to a Person other than any Grantor in a transaction permitted under the Priority Lien Documents and the Indenture; provided, however, that the Priority Lien Collateral Agent shall remit to the Note Collateral Agent the proceeds, if any, of such disposition remaining at any time when no Priority Lien

Obligations exist that have not been Discharged or as ordered by a court of competent jurisdiction; or

                                             (B)      during the existence of
any Loan Agreement Event of Default to the extent the Priority Lien Collateral Agent has consented to such sale, transfer or disposition; provided, however, that the Priority Lien Collateral Agent shall remit to the Note Collateral Agent the proceeds, if any, of such distribution remaining at any time when no Priority Lien Obligations exist that have not been Discharged or as ordered by a court of competent jurisdiction; and

                           (2) either all Priority Lien Obligations have been Discharged or each Guarantee of Priority Lien Obligations made by the Sold Subsidiary and all Priority Liens upon property of the Sold Subsidiary (not including the proceeds payable to the Priority Lien Collateral Agent payable pursuant to clause (1)(B) above) will be forever released and discharged upon such sale, transfer or other disposition, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Note Guarantee made by such Sold Subsidiary, the Note Lien on the Stock of such Subsidiary and all Note Liens upon the property of such Sold Subsidiary will automatically be released and discharged as and when and to the extent such guarantees of Priority Lien Obligations and Liens securing Priority Lien Obligations (not including the proceeds payable to the Note Collateral Agent pursuant to clause (1)(B) above) are released and discharged.

                  (c) Upon delivery to the Trustee and the Note Collateral Agent of an Officers' Certificate stating that any release of Note Liens has become effective pursuant to Section 3.6(a) or 3.6(b), the Note Collateral Agent will promptly execute and deliver to the Priority Lien Collateral Agent and AMERCO an instrument confirming such release on customary terms and without any recourse, representation, warranty or liability whatsoever. If the Note Collateral Agent unreasonably fails to do so, the Priority Lien Collateral Agent is hereby irrevocably authorized and empowered, with full power of substitution, to execute and deliver such instrument in the name of the Note Collateral Agent.

                  (d) Except as permitted in Section 3.6(a) and (b) above, nothing herein shall be construed or deemed to permit the release of Note Liens upon the Collateral without the express, written consent of the Holders of Note Obligations.

         Section 3.7 Amendment of Note Security Documents.

                  (a) At any time when any Priority Lien Obligations exist that have not been Discharged, the Note Collateral Agent will not enter into, and the Trustee and the Holders of Notes will not authorize or direct, any amendment of or supplement to any Note Security Document relating to any Collateral that would make such Note Security Document more burdensome in any material respect with the comparable provisions of the Priority Lien Security Documents relating to such Collateral, and no such amendment or supplement will be enforceable. For the purposes of this Section 3.7(a), (i) no inconsistency reflected in the Note Security Documents delivered in connection with the issuance of the Notes, as compared with the comparable provisions of the applicable Priority Lien Security Documents then in effect, will be subject to the provisions of this Section 3.7(a), and (ii) any provision granting rights or powers to the Note Collateral Agent that are not granted to the holders of Priority Liens securing Priority Lien Obligations will be deemed materially more burdensome and be ineffective until the Prior Lien Obligations have been Discharged.

                  (b) No amendment, supplement, waiver or change otherwise permitted by this Agreement in respect of the Priority Lien Documents will be prohibited or in any manner restricted or affected by, or by reason of, the provisions of this Article 3.

                  (c) Notwithstanding Section 3.7(a) or (b), without the consent of any Holder of Notes, the Grantors, or any of them, and the Trustee may, with the consent of the Note Collateral Agent, amend or supplement this Agreement to:

                           (1)      cure any ambiguity, defect or inconsistency;
         or

                           (2) make any change that would provide any additional rights or benefits to the Holders of Notes or that does not (in the Trustee's good faith discretion) adversely affect the rights under this Agreement of any such Holder.

         Section 3.8 Waiver of Certain Subrogation, Marshalling, Appraisal and Valuation Rights.

                  (a) To the fullest extent permitted by law, so long as there are any Priority Lien Obligations that have not been Discharged, the Holders of Notes, the Trustee and the Note Collateral Agent agree not to assert or enforce (provided that upon Discharge of all Priority Lien Obligations, to the extent available under applicable law, the ability to enforce such rights shall be automatically reinstated):

                           (1) any right of subrogation to the rights or interests of holders of Priority Liens (or any claim or defense based upon impairment of any such right of subrogation);

                           (2) any right of marshalling accorded to a junior lienholder, as against the holders of Priority Liens (as priority lienholders), under equitable principles; or

                           (3)      any statutory right of appraisal or
         valuation accorded under any applicable state law to a junior lienholder in a proceeding to foreclose on a Priority Lien.

                  (b) Without in any way limiting the generality of the foregoing and subject to the provisions of the Loan Agreement or, if applicable, the Replacement Loan Agreement, each holder of Priority Lien Obligations or Priority Liens may at any time and from time to time, without the consent of or notice to any Holder of Note Obligations, or Note Liens, without incurring any responsibility or liability to any Holder of Note Obligations, or Note Liens, and without in any manner prejudicing, affecting or impairing the ranking agreements and other obligations set forth in this Article 3:

                           (1) make loans and advances to AMERCO or any of its Subsidiaries or issue, guaranty or obtain letters of credit for account of AMERCO or any of its

         Subsidiaries or otherwise extend credit to AMERCO or any of its Subsidiaries, in any amount (up to the maximum principal amount of the Priority Lien Debt) and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any Default or failure of condition is then continuing;

                           (2) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, compromise, accelerate, extend or refinance, any Priority Lien Obligations or any agreement, guaranty, Lien or obligation of AMERCO or any of its Subsidiaries or any other person or entity in any manner related thereto, or otherwise amend, supplement or change in any manner any Priority Lien Obligations or Priority Liens or any such agreement, guaranty, lien or obligation;

                           (3) increase or reduce the amount of any Priority Lien Obligation (up to the maximum principal amount of the Priority Lien Debt) or the interest, premium, fees or other amounts payable in respect thereof;

                           (4) release or discharge any Priority Lien Obligation or any guaranty thereof or any agreement or obligation of AMERCO or any of its Subsidiaries or any other person or entity with respect thereto (provided, however, that such release or discharge of a Priority Lien shall not require the release or discharge of the corresponding Note Lien except as provided in Section 3.6);

                           (5) take or fail to take any Priority Lien or any other collateral security for any Priority Lien Obligation or take or fail to take any action which may be necessary or appropriate to ensure that any Priority Lien is duly enforceable or perfected or entitled to priority as against any other Lien or to ensure that any proceeds of any property subject to any Priority Lien are applied to the payment of any Priority Lien Obligation;

                           (6) release, discharge or permit the lapse of any or all Priority Liens;

                           (7) exercise or enforce, in any manner, order or sequence, or fail to exercise or enforce, any right or remedy against any Grantor or any collateral security or any other person, entity or property in respect of any Priority Lien Obligation or any Priority Lien or any right or power under this Article 3, and apply any payment or proceeds of Collateral to the Priority Lien Obligations in any order of application; or

                           (8) sell, exchange, release, foreclose upon or commence any Enforcement Action with any property that may at any time be subject to any Priority Lien.

                  (c) No exercise, delay in exercising or failure to exercise any right arising under this Article 3, no act or omission of any holder of Priority Liens or Priority Lien Obligations in respect of AMERCO or any of its Subsidiaries or any other person or entity or any collateral security for any Priority Lien Obligation or any right arising under this Article 3, no change, impairment, or suspension of any right or remedy of any holder of any Priority Liens or Priority Lien Obligations, and no other lawful act, failure to act, circumstance, occurrence or event which, but for this provision, would or could act as a release or exoneration of any obligation under this Article 3 will in any way affect, decrease, diminish or impair any of the ranking agreements and other obligations of the Holders of Notes, the Trustee and the Note Collateral Agent set forth in this Article 3.

                  (d) The Lenders, the Priority Lien Collateral Agent and the other holders of Priority Liens or Priority Lien Obligations will not have any duty whatsoever, express or implied, fiduciary or otherwise, to any Holder of Note Obligations or Note Liens.

                  (e) To the maximum extent permitted by law, each of the Holders of Notes, the Trustee and the Note Collateral Agent waives any claim it may have against the Lenders, the Priority Lien Collateral Agent or any other holder of Priority Liens or Priority Lien Obligations with respect to or arising out of any action or failure to act on the part of the Lenders, the Priority Lien Collateral Agent or any other holder of Priority Liens or Priority Lien Obligations or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies in respect of the Priority Liens or the Priority Lien Obligations or under the Priority Lien Documents or any transaction relating to the Collateral. Neither any Lender nor any Priority Lien Collateral Agent nor any other holder of Priority Liens or Priority Lien Obligations nor any of their respective directors, officers, employees or agents will be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, except to the extent arising out of the gross negligence or willful misconduct (as determined by a final judgment of a court of competent jurisdiction) of such Lender, Priority Lien Collateral Agent or other holder or its directors, officers, employees or agents, or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of AMERCO or any other Grantor or upon the request of any Holder of Note Obligations, or Note Liens or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

                  (f) The holders of Priority Liens and Priority Lien Obligations, on the one hand, and the Holders of Note Obligations, or Note Liens, on the other hand, shall each be responsible for keeping themselves informed of the financial condition of AMERCO and its Subsidiaries and all other circumstances bearing upon the risk of nonpayment of the Priority Lien Obligations or Note Obligations. Neither the holders of Priority Liens and Priority Lien Obligations, nor the Priority Lien Collateral Agent, on the one hand, nor the Holders of Note Obligations or Note Liens, nor the Trustee, on the other hand, shall have any duty to advise the other party of information regarding such condition or circumstances or, except as otherwise expressly provided herein, as to any other matter. If any holder of Priority Liens or Priority Lien Obligations or any Priority Lien Collateral Agent on the one hand, or the Holders of Note Obligations or Note Liens , on the other hand, in their respective discretion, undertake at any time or from time to time to provide any such information to the other party, such first party shall be under no obligation to provide any similar information on any subsequent occasion, to provide any additional information, to undertake any investigation, or to disclose any information which, pursuant to accepted or reasonable commercial finance practice, it wishes to maintain confidential.

         Section 3.9 Limitation on Certain Relief and Defenses.

                  (a) No action taken or omitted for the benefit of the holders of Priority Liens by AMERCO or any of its Subsidiaries in breach of any covenant set forth in the Indenture will constitute a defense to the enforcement of the provisions of this Article 3 by such holders in accordance with the terms of this Article 3, if, when such action was taken or omitted, such holders received and in good faith relied on an Officers' Certificate or Opinion of Counsel to the effect that such action was permitted under the Indenture. No action taken or omitted for the benefit of the holders of the Note Liens by AMERCO or any of its Subsidiaries in breach of any covenant set forth in the Priority Lien Documents will constitute a defense to the enforcement of the provisions of this Article 3 by such holders in accordance with the terms of this Article 3, if, when such action was taken or omitted, such holders received and in good faith relied on an Officers' Certificate of Opinion of Counsel to the effect that such action was permitted under the Priority Lien Documents.

                  (b) The Note Liens will not be forfeited, invalidated, discharged or otherwise affected or impaired by any breach of any obligation of the Holders of Notes, the Trustee or the Note Collateral Agent set forth in this
Article 3.

                  (c) The Priority Liens will not be forfeited, invalidated, discharged or otherwise affected or impaired by any breach of any obligation of the Priority Lien Collateral Agent set forth in this Article 3.

         Section 3.10 Reinstatement.

                  (a) If the payment of any amount applied to any Priority Lien Obligations secured by any Priority Liens is later avoided or rescinded (including by settlement of any claim for avoidance or rescission) or otherwise set aside, then:

                           (1) to the fullest extent lawful, all claims for the payment of such amount as Priority Lien Obligations and, to the extent securing such claims, all such Priority Liens will be reinstated and entitled to the benefits of this Article 3; and

                           (2)      if a Discharge of the Priority Lien
         Obligations became effective prior to such reinstatement, the contractual priority of the Priority Liens so reinstated, as set forth in Section 3.2, will be concurrently reinstated on the date and to the extent such Priority Liens are reinstated, beginning on such date, as though no Priority Lien Obligations or Priority Liens had been outstanding at any time prior to such date, and will remain effective until the claims secured by the reinstated Priority Liens are Discharged;

provided that AMERCO shall deliver forthwith an Officers' Certificate, and/or the Priority Lien Collateral Agent or any holder of Priority Lien Obligations may deliver a written notice, to the Note Collateral Agent and the Trustee stating that Priority Lien Obligations have been reinstated and identifying the Priority Lien Obligations so reinstated. If this Agreement shall have been terminated prior to such reinstatement of the Priority Liens, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

                  (b)      Notwithstanding the foregoing, no:

                           (1) action to enforce Note Liens at any time prior to the date of any reinstatement pursuant to Section 3.10(a) (or, if later, the date on which the Officers'

         Certificate or written notice referred to in Section 3.10(a) is delivered to the Trustee and the Note Collateral Agent);

                           (2) receipt or collection of Collateral or any other property by the Holders of Notes, the Trustee or the Note Collateral Agent at any time prior to the date of any such reinstatement (or, if later, the date on which the Officers' Certificate or written notice referred to in Section 3.10(a) is delivered to the Trustee and the Note Collateral Agent);

                           (3) application of any Collateral or other property to the payment of Note Obligations at any time prior to the date of any such reinstatement (or, if later, the date on which the Officers' Certificate or written notice referred to in Section 3.10(a) is delivered to the Trustee and the Note Collateral Agent); or

                           (4) other action taken or omitted by the Holders of Notes, the Trustee or the Note Collateral Agent or other event occurring at any time prior to the date of any such reinstatement (or, if later, the date on which the Officers' Certificate or written notice referred to in Section 3.10(a) is delivered to the Trustee and the Note Collateral Agent), will, if it was permitted at such time under this Article 3 without giving effect to any subsequent reinstatement under Section 3.10(a), (1) constitute a breach of any obligation of the Holders of Notes, the Trustee or the Note Collateral Agent under this Article 3 or (2) subject to Section 3.10(c), give rise to any right, claim or interest whatsoever enforceable by any holder of Priority Liens or Priority Lien Obligations or by any other Person.

                  (c) Notwithstanding any contrary provision in Section 3.4 or this Section 3.10, in the case of clauses (2) and (3) of Section 3.10(b), any Net Proceeds received by, or on behalf of, the Trustee, the Note Collateral Agent or any Holder of Notes, prior to the date of reinstatement of the Priority Lien Obligations, from any receipt, collection or application of, or any other Enforcement Action of any kind taken against, Collateral less than 91 days after the date on which the applicable Priority Lien Obligation was paid in full shall be turned over to the Priority Lien Collateral Agent for application to the Priority Lien Obligations in accordance with this Agreement; and provided that the Trustee and the Note Collateral Agent, as applicable, shall not be required to distribute any such Net Proceeds to any Holder of Notes until such 91st day. Notwithstanding the foregoing, to the extent any case is commenced by or against any Grantor under any Bankruptcy Law within 91 days after the date on which the Priority Lien Obligations are paid in full, such Net Proceeds received prior to the commencement of the case shall be held by the Trustee or the Note Collateral Agent until the earlier of (i) the date on which any plan of reorganization or any similar dispositive restructuring plan in respect of the case is confirmed,
(ii) the date on which the Priority Lien Collateral Agent receives an order from the bankruptcy court reasonably satisfactory to it stating that the Discharge of the Priority Lien Obligations shall not be avoided or rescinded, (iii) the date on which any of the Priority Lien Obligations are avoided or rescinded, in which case such Net Proceeds shall be turned over to the Priority Lien Collateral Agent for application to the Priority Lien Obligations in accordance with this Agreement (to the extent not prohibited by the bankruptcy court) or (iv) the entry of an order of the bankruptcy court directing the application of such Net Proceeds. In the event that any such

Net Proceeds are turned over to the Priority Lien Collateral Agent, the Note Debt and Note Liens shall be thereupon reinstated to the extent of the amount of the Net Proceeds turned over to the Priority Lien Collateral Agent.

         Section 3.11 Amendment: Waiver.

                  (a)      No amendment or supplement to the provisions of this
Article 3 will:

                           (1) be effective unless set forth in a writing signed by the Trustee and the Note Collateral Agent with the consent of the Holders of at least a majority in principal amount at maturity of the Notes; and

                           (2) become effective at any time any Priority Lien Obligations exist that have not been Discharged unless such amendment or supplement is consented to in a writing signed by the Priority Lien Collateral Agent acting upon the direction or with the consent of the holders of the applicable percentage (as required under the Loan Agreement or the Replacement Loan Agreement) in principal amount of all Priority Lien Debt then outstanding or committed under the Loan Agreement or the Replacement Loan Agreement, voting as a single class.

                  Any such amendment or supplement that imposes any obligation upon the Note Collateral Agent or adversely affects the rights of the Note Collateral Agent in its individual capacity at any time when the Trustee is not the Note Collateral Agent will become effective only with the consent of the Note Collateral Agent.

                  (b) No waiver of any of the provisions of this Article 3 will in any event be effective unless set forth in a writing signed and consented to, as required for an amendment under this Section 3.11, by the party to be bound thereby.

         Section 3.12 Enforcement.

                  (a) Except as otherwise set forth in this Section 3.12, the provisions of this Article 3 are intended for the sole benefit of, and may be enforced solely by, the holders of Priority Liens and Priority Lien Obligations granted and outstanding from time to time; provided, however, that:

                           (1) the definition of "Priority Lien Debt" is intended for the benefit of both the holders of Priority Liens and Priority Lien Obligations granted and outstanding from time to time and AMERCO; and

                           (2) the provisions of Section 3.16 are intended for the sole benefit of, and may be enforced solely by, the Holders of Note Liens and Note Obligations granted and outstanding from time to time (or by the Note Collateral Agent on their behalf).

                  (b) The rights of the Holders of Notes and the Note Collateral Agent set forth in Sections 3.3, 3.5 and 3.10 are intended for the sole benefit of the Holders of Notes and the Note Collateral Agent and may be enforced only by the Holders of Notes or by the Note Collateral Agent.

                  (c) The obligations of the Holders of Notes, the Trustee and the Note Collateral Agent set forth in Sections 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9 and 3.10:

                           (1) are intended for the sole benefit of the holders of Priority Lien Obligations and may be enforced only by the holders of Priority Lien Obligations or by the Priority Lien Collateral Agent; and

                           (2) will terminate, unconditionally and (subject only to Section 3.10) forever, upon either of (a) Discharge of the Priority Lien Obligations or (b) the release of the Note Liens in whole as provided under Section 11.04 of the Indenture.

                  (d) No right to enforce the ranking agreements or any other obligation set forth in this Article 3 may be impaired by any act or failure to act by AMERCO, the Trustee or any Holder of Notes or by the failure of AMERCO, the Trustee or any Holder of Notes to comply with this Agreement.

                  (e) The obligations of the holders of Priority Lien Debt and the Priority Lien Collateral Agent and the Holders of Notes, the Trustee and the Note Collateral Agent under this Article 3 are continuing obligations that may be terminated only by an amendment that becomes effective as set forth in
Section 3.11.

                  (f) Except for the Persons identified in this Section 3.12, to the extent and as to the obligations set forth in this Section 3.12, no other Person will be entitled to rely on, have the benefit of or be entitled to enforce the lien ranking agreements or any other obligation set forth in this
Article 3.

         Section 3.13 Notes, Note Guarantees and Other Note Obligations Not Subordinated. The provisions of this Article 3 are intended solely to set forth the relative ranking, as Liens, of the Note Liens as against the Priority Liens. Neither the Notes, the Note Guarantees and other Note Obligations nor, except as otherwise provided in this Article 3, the exercise or enforcement of any right or remedy for the payment or collection thereof (other than the restrictions with respect to the enforcement of remedies against the Collateral as set forth in this Article 3) are intended to be, or will ever be by reason of the provisions of this Article 3, in any respect subordinated, deferred, postponed, restricted or prejudiced.

         Section 3.14 Relative Rights. This Article 3 defines the relative rights, as lienholders, of Holders of Note Liens and holders of Priority Liens. Nothing in this Agreement will:

                           (1) impair, as between AMERCO and Holders of Notes, the obligation of AMERCO, which is absolute and unconditional, to pay principal of, premium and interest, if any, on the Notes in accordance with their terms or to perform any other obligation of AMERCO or any other Grantor under the Note Documents;

                           (2) affect the relative rights of Holders of Notes and creditors of any Grantor (other than holders of Priority Liens);

                           (3) restrict the right of any Holder of Notes to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any

         Collateral other than the enforcement of any judgment in respect of any other action not specifically prohibited by Sections 3.3 or 3.5);

                           (4) prevent the Trustee, the Note Collateral Agent or any Holder of Notes from exercising against any Grantor any of its other available remedies upon a Note Event of Default not specifically prohibited by Sections 3.3 or 3.5; or

                           (5) restrict the right of the Trustee, the Note Collateral Agent or any Holder of Notes from taking any lawful action in an Insolvency or Liquidation Proceeding not specifically prohibited by Sections 3.3 or 3.5.

                  If any Grantor fails because of this Article 3 to perform any obligation binding upon it under any Note Document, the failure is still a Note Event of Default.

         Section 3.15 Bailee for Perfection.

                  (a) The Priority Lien Collateral Agent shall hold the Pledged Collateral in its possession or control (or in the possession or control of its agents or bailees) as bailee for the Note Collateral Agent solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Note Security Documents, subject to the terms and conditions of this Agreement; provided that, solely for purposes of perfecting Liens in cash collateral accounts, deposit accounts, electronic chattel paper and letter of credit rights included in the Collateral, the Priority Lien Collateral Agent agrees to act as agent for the Note Collateral Agent. The Priority Lien Collateral Agent and Note Collateral Agent agree that if the Priority Lien Collateral Agent shall enter into a control agreement with respect to any security account or deposit account, the Note Collateral Agent will be given notice by the Company and may also become a party thereto in order to perfect its security interest in such accounts. If and to the extent such control agreements provide for the right of either the Priority Lien Collateral Agent or the Note Collateral Agent to give notice or direction to the depository or intermediary, as applicable, with respect to such accounts, the Note Collateral Agent hereby agrees that it will not give any such notice or direction to any such depository or intermediary unless and until all Priority Lien Obligations have been Discharged. Borrowers and the Note Collateral Agent agree to exercise reasonable efforts to name or otherwise establish the Note Collateral Agent as secondary collateral agent with respect to Collateral upon which Liens are perfected by means other than notice. The Priority Lien Collateral Agent agrees to reasonably cooperate with any specific requests made by Borrowers in the event that the consent of the Priority Lien Collateral Agent may be required in connection therewith.

                  (b) So long as any Priority Lien Obligations exist that have not been Discharged, the Priority Lien Collateral Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the Priority Lien Documents and this Agreement.

                  (c) The Priority Lien Collateral Agent shall not have any obligation whatsoever to Note Collateral Agent, the Trustee or the Holders of any Notes or other Note Lien Obligations to assure that the Pledged Collateral is genuine or owned by any Grantor or otherwise or to preserve rights or benefits of any Person except as expressly set forth in this Section 3.15. The duties or responsibilities of the Priority Lien Collateral Agent under this

Section 3.15 shall be limited solely to holding the Pledged Collateral as bailee for the Note Collateral Agent for purposes of perfecting the Lien therein held by the Note Collateral Agent to secure Note Obligations. The Priority Lien Collateral Agent shall not have any obligation to the Note Collateral Agent, the Trustee or any Holder of Note Debt to care for, protect or insure any Pledged Collateral or to ensure that the Lien on such Pledged Collateral has been properly or sufficiently created or entitled to any particular priority.

                  (d) The Priority Lien Collateral Agent shall not have, by reason of the Note Security Documents, the Note Documents, this Agreement or any other document or instrument, a fiduciary relationship in respect of the Note Collateral Agent, the Trustee or the Holders of Notes or any other Note Obligations. Neither the Note Collateral Agent nor the Trustee shall have, by reason of the Priority Lien Documents or this Agreement or any other document or instrument, a fiduciary relationship in respect of the Priority Lien Collateral Agent or the Lenders.

         Section 3.16 Delivery of Collateral and Proceeds of Collateral. If all Priority Lien Obligations have been Discharged, the Priority Lien Collateral Agent shall, to the extent permitted by applicable law, deliver to (1) the Note Collateral Agent (if Note Liens and Note Lien Obligations then remain outstanding), or (2) such other Person as a court of competent jurisdiction may otherwise direct, (a) any Collateral held by, or on behalf of, the Priority Lien Collateral Agent or any holder of Priority Lien Obligations, and (b) all proceeds of Collateral held by, or on behalf of, the Priority Lien Collateral Agent or any holder of Priority Lien Obligations, whether arising out of an action taken to enforce, collect or realize upon any Collateral or otherwise. Such Collateral and such proceeds shall be delivered without recourse and without any representation or warranty whatsoever as to the enforceability, perfection, priority or sufficiency of any Lien securing or guaranty or other supporting obligation for any Priority Lien Debt or Priority Lien Obligations, together with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

         Section 3.17 Termination of Agreement. Except and to the extent provided in Section 3.10 hereof, this Agreement shall terminate automatically and be of no further force or effect upon the earlier to occur of (i) release of all Priority Liens or (ii) all Priority Lien Obligations have been Discharged. In that event, and at such time that the Note Obligations are still outstanding and the Note Security Documents are in effect, the Priority Lien Collateral Agent shall (and AMERCO and its Subsidiaries so consent and agree) (a) turn over any remaining cash of the Borrowers in excess of the Priority Lien Debt to the Note Collateral Agent, (b) if at such time the Priority Lien Collateral Agent continues to hold any certificates representing shares of stock, instruments or chattel paper included in the Collateral or to hold any other Collateral, the Priority Lien Collateral Agent shall turn over such certificates, instruments and chattel paper and such other Collateral to the Note Collateral Agent to be held by it under the Note Security Documents, and (c) the Priority Lien Collateral Agent shall cooperate, in such reasonable respects as are requested by the Note Collateral Agent, with the Note Collateral Agent and AMERCO to substitute the Note Collateral Agent for the Priority Lien Collateral Agent with respect to each account control agreement with respect to deposit accounts that constitute Collateral. In no event shall the Note Collateral Agent have any liability for the acts or omissions of the Priority Lien Collateral Agent, nor shall the Priority Lien Collateral Agent have any liability for the acts or omissions of the Note Collateral Agent.

                                   ARTICLE 4.
                                  MISCELLANEOUS

         Section 4.1 Amendments, Modifications, and Waivers; Cumulative Remedies. No amendment, modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties hereto, and then such amendment, modification or waiver shall be effective only in the specific instance and for the specific purpose for which it is given. No failure to exercise, nor any delay in exercising, on the part of any party of, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         Section 4.2 Indenture References. Notwithstanding anything to the contrary in this Agreement, any references contained herein to any Section, clause, paragraph, definition or other provision of the Indenture (including any definition contained therein) shall be deemed to be a reference to such Section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that any reference to any such Section, clause, paragraph or other provision shall refer to such Section, clause, paragraph or other provision of the Indenture (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been
(1) made in accordance with the Indenture and (2) at any time any Priority Lien Obligations exist that have not been Discharged, approved in a writing delivered to the Trustee and the Note Collateral Agent by, or on behalf of, the requisite holders of Priority Lien Obligations as are needed under the terms of the applicable Priority Lien Documents to approve such amendment or modification.

         Section 4.3 Successors and Assigns. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, including, without limitation, any person or entity that succeeds to the role of the Note Collateral Agent or the Priority Lien Collateral Agent.

         Section 4.4 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when received, or, in the case of telecopy notice, when received and confirmed by telephone, addressed as follows:

                  If to the Note Collateral Agent or the Trustee:

                           Wells Fargo Bank, N.A.
                           Corporate Trust Services
                           Sixth & Marquette; N9303-120
                           Minneapolis, MN 55479
                           Attn: Timothy P. Mowdy, Assistant Vice President
                           Facsimile: 612-667-9825

                  If to the Loan Agreement Agent:

                           Wells Fargo Foothill, Inc.
                           2450 Colorado Avenue
                           Suite 3000W
                           Santa Monica, California 90404
                           Attn: Specialty Finance Division Manager
                           Telecopier No. 310.453.7444

                  With copies to:

                           Chris D. Molen, Esq.
                           Paul, Hastings, Janofsky & Walker LLP
                           600 Peachtree Street, N.E. Suite 2400
                           Atlanta, Georgia 30308
                           Telecopier No.: (404) 815-2424
                           Telephone No.: (404) 815-2210

                  Any party may hereafter notify the other parties hereto of a change in its notice address.

         Section 4.5 Counterparts. This Agreement may be executed in one or more duplicate counterparts and when signed by all of the parties listed below shall constitute a single binding agreement.

         Section 4.6 Governing Law; Consent to Jurisdiction and Venue. THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH OF THE PARTIES HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK CITY SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES AMONG THE PARTIES HERETO PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT, PROVIDED THAT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK CITY AND, PROVIDED. FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE PRIORITY LIEN COLLATERAL AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON ANY SECURITY FOR THE PRIORITY LIEN OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PRIORITY LIEN COLLATERAL AGENT. EACH OF THE PARTIES HERETO EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION WHICH IT MAY

HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH OF THE PARTIES HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO IT AT THE ADDRESS SET FORTH HEREIN, AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

         Section 4.7 Mutual Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE PARTIES ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS RELATED THERETO.

         Section 4.8 Specific Performance. In addition to the provisions of
Section 3.16, the parties hereto agree that irreparable damage would occur, and that monetary damages would not be a sufficient remedy, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (or threatened to be breached). Each of the parties shall be entitled to, and no other party hereto shall, directly or indirectly, oppose or otherwise contest any motion or other legal action brought to:

                           (1) obtain, an injunction or injunctions or other equitable relief as a remedy to prevent breaches (or threatened breaches) of this Agreement; and

                           (2)      enforce specifically the terms and
         provisions of this Agreement in any court of the United States or any state having jurisdiction, without proof of actual damages or a requirement that bond be posted.

                  The remedies described in this Agreement are in addition to any other remedy to which any of the parties is entitled at law or in equity or otherwise.

         Section 4.9 Entire Agreement. This Agreement integrates all the terms and conditions mentioned herein or incidental hereto and supersedes all oral negotiations and prior writings in respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.

         Section 4.10 Severability. In case any one or more of the provisions contained or incorporated by reference in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision with a view to obtaining the same commercial effect as this Agreement would have had if such provision had been legal, valid and enforceable.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement to be executed by their respective officers or representatives hereunto duly authorized as of the day and year first above written.

                                      WELLS FARGO FOOTHILL, INC.
                                      as Loan Agreement Agent

                                      By: /s/ Rhonda Noell
                                         --------------------------------
                                         Name: Rhonda Noell
                                              ---------------------------
                                         Title: SVP

                                      WELLS FARGO BANK, N.A., as Note Collateral
                                      Agent and Trustee

                                      By: /s/ Timothy P. Mowdy
                                         ---------------------------------
                                         Name: Timothy P. Mowdy
                                              ----------------------------
                                         Title: Assistant Vice President
                                               ---------------------------

INTERCREDITOR AGREEMENT

                              CONSENT AND AGREEMENT

                 The undersigned are not party to, nor beneficiary of, the Intercreditor Agreement. Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Intercreditor Agreement as of the date thereof and further acknowledges the terms and provisions thereof and agrees not to take any action which is inconsistent with, or to contest or challenge the validity of, any term or provision thereof, and agrees that its successors and assigns shall be bound by the foregoing.

                                     AMERCO REAL ESTATE COMPANY, a
                                     Nevada Corporation

                                     AMERCO REAL ESTATE COMPANY OF
                                     ALABAMA, INC., an Alabama Corporation

                                     AMERCO REAL ESTATE COMPANY OF
                                     TEXAS, INC., a Texas Corporation

                                     AMERCO REAL ESTATE SERVICES, INC.,
                                     a Nevada Corporation

                                     ONE PAC COMPANY, a Nevada Corporation

                                     TWO PAC COMPANY, a Nevada Corporation

                                     THREE PAC COMPANY, a Nevada Corporation

                                     FOUR PAC COMPANY, a Nevada Corporation

                                     FIVE PAC COMPANY, a Nevada Corporation

                                     SIX PAC COMPANY, a Nevada Corporation

                                     SEVEN PAC COMPANY, a Nevada Corporation

                                     EIGHT PAC COMPANY, a Nevada Corporation

                                     NINE PAC COMPANY, a Nevada Corporation

                                     TEN PAC COMPANY, a Nevada Corporation

                                     ELEVEN PAC COMPANY, a Nevada Corporation

                                     TWELVE PAC COMPANY, a Nevada Corporation

                                     FOURTEEN PAC COMPANY, a Nevada Corporation

                                     FIFTEEN PAC COMPANY, a Nevada Corporation

                                     SIXTEEN PAC COMPANY, a Nevada Corporation

                                     SEVENTEEN PAC COMPANY, a Nevada Corporation

INTERCREDITOR AGREEMENT

                                     NATIONWIDE COMMERCIAL CO., an
                                     Arizona corporation

                                     YONKERS PROPERTY CORPORATION, a
                                     New York corporation

                                     PF & F HOLDINGS CORPORATION, a
                                     Delaware corporation

                                     By: /s/ Carlos Vizcarra
                                         ---------------------------------------
                                         Carlos Vizcarra, President

INTERCREDITOR AGREEMENT

                                     EMOVE, INC., a Nevada corporation

                                     WEB TEAM ASSOCIATES, INC., a Nevada
                                     corporation

                                     By: /s/ Thomas Tollison
                                         ---------------------------------------
                                         Thomas Tollison, Secretary

INTERCREDITOR AGREEMENT

                                     U-HAUL INSPECTIONS, LTD., a British
                                     Columbia corporation

                                     By: /s/ Wolfgang Bromha
                                         ---------------------------------------
                                         Wolfgang Bromha, Secretary

INTERCREDITOR AGREEMENT

                                     AMERCO, a Nevada corporation

                                     U-HAUL INTERNATIONAL, INC., a Nevada
                                     corporation

                                     A & M ASSOCIATES, INC., an Arizona
                                     corporation

                                     U-HAUL SELF-STORAGE CORPORATION, a
                                     Nevada corporation

                                     U-HAUL SELF-STORAGE MANAGEMENT
                                     (WPC), INC., a Nevada corporation

                                     U-HAUL BUSINESS CONSULTANTS, INC.,
                                     an Arizona corporation

                                     U-HAUL LEASING & SALES CO., a Nevada
                                     corporation

                                     U-HAUL CO. OF ALASKA, an Alaska
                                     corporation

                                     U-HAUL CO. OF ALABAMA, INC., an
                                     Alabama corporation

                                     U-HAUL CO. OF ARKANSAS, a Arkansas
                                     corporation

                                     U-HAUL CO. OF ARIZONA, an Arizona
                                     corporation

                                     U-HAUL CO. OF CALIFORNIA, a California
                                     corporation

                                     U-HAUL CO. OF COLORADO, a Colorado
                                     corporation

                                     U-HAUL CO. OF CONNECTICUT, a
                                     Connecticut corporation

                                     U-HAUL CO. OF DISTRICT OF COLUMBIA,
                                     INC., a District of Columbia corporation

                                     U-HAUL CO. OF FLORIDA, a Florida
                                     corporation

                                     U-HAUL CO. OF GEORGIA, a Georgia
                                     corporation

                                     U-HAUL OF HAWAII, INC., a Hawaii
                                     corporation

                                     U-HAUL CO. OF IDAHO, INC., an Idaho
                                     corporation

INTERCREDITOR AGREEMENT

                                     U-HAUL CO. OF IOWA, INC., an Iowa
                                     corporation

                                     U-HAUL CO. OF ILLINOIS, INC., an Illinois corporation

                                     U-HAUL CO. OF INDIANA, INC., an Indiana
                                     corporation

                                     U-HAUL CO. OF KANSAS, INC., a Kansas
                                     corporation

                                     U-HAUL CO. OF KENTUCKY, a Kentucky
                                     corporation

                                     U-HAUL CO. OF LOUISIANA, a Louisiana
                                     corporation

                                     U-HAUL CO. OF MASSACHUSETTS AND
                                     OHIO, INC., a Massachusetts corporation

                                     U-HAUL CO. OF MARYLAND, INC., a
                                     Maryland corporation

                                     U-HAUL CO. OF MAINE, INC., a Maine
                                     corporation

                                     U-HAUL CO. OF MICHIGAN, a Michigan
                                     corporation

                                     U-HAUL CO. OF MINNESOTA, a
                                     Minnesota corporation

                                     U-HAUL COMPANY OF MISSOURI, a
                                     Missouri corporation

                                     U-HAUL CO. OF MISSISSIPPI, a Mississippi corporation

                                     U-HAUL CO. OF MONTANA, INC., a
                                     Montana corporation

                                     U-HAUL CO. OF NORTH CAROLINA, a
                                     North Carolina corporation

                                     U-HAUL CO. OF NORTH DAKOTA, a North
                                     Dakota corporation

                                     U-HAUL CO. OF NEBRASKA, a Nebraska
                                     corporation

                                     U-HAUL CO. OF NEVADA, INC., a Nevada
                                     corporation

                                     U-HAUL CO. OF NEW HAMPSHIRE, INC.,
                                     a New Hampshire corporation

INTERCREDITOR AGREEMENT

                                     U-HAUL CO. OF NEW JERSEY, INC., a New
                                     Jersey corporation

                                     U-HAUL CO. OF NEW MEXICO, INC., a New
                                     Mexico corporation

                                     U-HAUL CO. OF NEW YORK, INC., a New
                                     York corporation

                                     U-HAUL CO. OF OKLAHOMA, INC., an
                                     Oklahoma corporation

                                     U-HAUL CO. OF OREGON, an Oregon
                                     corporation

                                     U-HAUL CO. OF PENNSYLVANIA, a
                                     Pennsylvania corporation

                                     U-HAUL CO. OF RHODE ISLAND, a Rhode
                                     Island corporation

                                     U-HAUL CO. OF SOUTH CAROLINA, INC.,
                                     a South Carolina corporation

                                     U-HAUL CO. OF SOUTH DAKOTA, INC.,
                                     a South Dakota corporation

                                     U-HAUL CO. OF TENNESSEE, a Tennessee
                                     corporation

                                     U-HAUL CO. OF TEXAS, a Texas
                                     corporation

                                     U-HAUL CO. OF UTAH, INC., a Utah
                                     corporation

                                     U-HAUL CO. OF VIRGINIA, a Virginia
                                     corporation

                                     U-HAUL CO. OF WASHINGTON, a
                                     Washington corporation

                                     U-HAUL CO. OF WISCONSIN, INC., a
                                     Wisconsin corporation

                                     U-HAUL CO. OF WEST VIRGINIA, a West
                                     Virginia corporation

                                     U-HAUL CO. OF WYOMING, INC., a Wyoming
                                     corporation

                                     U-HAUL CO. (CANADA) LTD. U-HAUL CO.
                                     (CANADA) LTEE, an Ontario corporation

                                     By: /s/ Gary V. Klinefelter
                                         -----------------------------------
                                         Gary V. Klinefelter, Secretary

INTERCREDITOR AGREEMENT